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                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (no. 333-01824 and no. 333-105611) of The BOC Group plc of our report dated 22 November 2004 relating to the consolidated financial statements, which appears in The BOC Group plc Annual Report on Form 20-F for the year ended September 30, 2004.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
London, England
6 December 2004